Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NewAmsterdam Pharma Company N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Ordinary Shares, nominal value EUR 0.12	Rule 457(o)	(1)	$(1)	$—	—	$—
	Debt	Debt Securities	Rule 457(o)	(1)	$(1)	—	—	—
	Other	Warrants	Rule 457(o)	(1)	$(1)	—	—	—
	Other	Subscription Rights	Rule 457(o)	(1)	$(1)	—	—	—
	Other	Purchase Contracts	Rule 457(o)	(1)	$(1)	—	—	—
	Other	Units	Rule 457(o)	(1)	$(1)	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	$400,000,000	—	$400,000,000(2)	0.00014760	$59,040.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$400,000,000(2)		$59,040.00

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$59,040.00

(1)

An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $400.0 million.